ENERGY CONVERSION DEVICES APPOINTS ALAN E. BARTON AS INDEPENDENT DIRECTOR

Rochester Hills, Mich., Sept. 2, 2008 – Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), the leading global manufacturer of thin-film flexible solar laminate products for the building integrated and commercial rooftop markets, today announced the appointment of Dr. Alan E. Barton to its Board of Directors, effective September 1, 2008. Dr. Barton is presently an Executive Vice President at Rohm and Haas.

“I am very excited about joining the Board of such a dynamic and fast growing company,” said Dr. Alan Barton. “ECD has a tremendous reputation in the critically important solar market and has truly differentiated products based on outstanding technology. I am honored to become a member of the ECD team at such an important time for the company. “

Mark Morelli, ECD’s president and chief executive officer noted "Alan brings extensive international strategic and operational expertise to ECD, and we are very fortunate to have Alan as one of our Board members. Alan’s 24 year career in the chemical industry - a key element of our supply chain - will be of tremendous benefit to the company as we continue our rapid growth, and expand our leadership in the rooftop and building-integrated PV markets."

Dr. Barton joined Rohm and Haas in 1984 as a senior research scientist in the Agricultural Chemicals business. His 24-year career at the company includes experience in the areas of scientific research, product development, business development, sales and business management. Dr. Barton has extensive management experience in Europe as well as North America. He was elected a vice president of Rohm and Haas in 1999, and named to the Executive Council in 2001.  Dr. Barton also oversaw the company operations in Asia-Pacific as regional director from 2004 to 2005. Dr. Barton holds a B.A. degree in Chemistry from Oxford University in the United Kingdom (1978), and a Ph.D. in Organic Chemistry from Harvard University (1984).

About Energy Conversion Devices

Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER) is the leader in building integrated and commercial rooftop photovoltaics, one of the fastest growing segments of the solar power industry. The company manufactures and sells thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD’s UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. ECD also pioneers other alternative technologies, including a new type of nonvolatile digital memory technology that is significantly faster, less expensive, and ideal for use in a variety of applications including cell phones, digital cameras and personal computers. For more information, please visit www.ovonic.com.

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to achieve sustainable profitability; our ability to maintain our customer relationships; our ability to expand our manufacturing capacity in a timely and cost-effective manner; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and the resolution of pending legal disputes. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

Contact:

Mark Trinske, Vice President

Investor Relations & Communications

(248) 299-6063